Exhibit 99.1

Corporate Headquarters: 1526 Cole Boulevard Suite 300 Golden, Colorado 80401 Telephone: 303-233-3500 Facsimile: 303-235-4399 website: www.acttel.com
FOR IMMEDIATE RELEASE: November 16, 2005	News Nasdaq-ACTT

ACT TELECONFERENCING’S REQUEST FOR

CONTINUED LISTING DENIED BY NASDAQ PANEL

Delisting effective November 17, 2005

DENVER—ACT Teleconferencing, Inc. (Nasdaq ACTT), an independent worldwide provider of audio, video and web-based conferencing products and services, today announced that yesterday the Company received the Nasdaq Listing Qualifications Panel’s decision to deny ACT’s request for continued listing on the Nasdaq Stock Market. As a result, the Company’s common stock will be delisted from the Nasdaq National Market as of November 17, 2005.

The Panel ruled that the Company was not in compliance with Nasdaq rules because the Company’s common stock failed to meet the minimum $1.00 bid price; the Company’s stockholders’ equity was below the minimum $10,000,000 requirement as of June 30, 2005; the Company’s board did not satisfy independent director and audit committee requirements as of August 19, 2005; the voting rights of the Company’s Series AA Convertible Preferred Stock violate Nasdaq’s voting rights rule; and the board representation of the initial investor in the Series AA preferred stock is in excess of the investor’s proportional equity ownership (NASD Marketplace Rules 4450(a)(5), 4450(a)(3), 4350(d)(2), and 4351).

As part of its appeal to the Nasdaq Listing Qualifications Panel, the Company had proposed a compliance plan that it believes addresses all of these deficiencies. The Company is therefore considering filing an appeal with the Nasdaq Listing and Hearing Review Council. Filing such an appeal, however, will not stay delisting.

ACT Chief Executive Officer Gene Warren stated, “We are obviously disappointed with the Panel’s decision. Regardless of our delisting from the Nasdaq National Market, however, our common stock will continue to trade publicly. We are looking at all options right now to find a suitable market for the Company’s shares, including an appeal of the Panel’s decision.”

Statements made in this news release that are not historical facts may be forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Unaudited information may not conform to US GAAP. Important factors that could cause actual results to differ materially from those anticipated by any forward-looking information include, but are not limited to, future economic conditions, competitive services and pricing, new competitor entry, financing, the delivery of services under existing contracts and other factors. For a more detailed description of the factors that could cause such a difference, ACT’s Current Report on Form 8-K filed September 27, 2005, as well as the Company’s other filings with the Securities and Exchange Commission. ACT disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of ACT.

About ACT Teleconferencing

Established in 1990, ACT Teleconferencing, Inc. is a leading independent worldwide provider of audio, video and web-based conferencing products and services to corporations, educational organizations, and governments worldwide. ACT’s integrated global audio and videoconferencing platforms provide uniform international services, customized uniform billing, managed services, and local language services. The Company’s headquarters are located in Denver, Colorado, with operations in Australia, Belgium, Canada, France, Germany, Hong Kong, Singapore, the U.K. and the U.S. and several virtual locations, including Japan, China, Taiwan, Indonesia, Spain, Sweden, Switzerland, Russia, Poland and South Africa. ACT’s Internet address is www.acttel.com.

Contact:

ACT Teleconferencing, Inc., Liza Kaiser

Ph: 303-233-3500; e-mail: lkaiser@acttel.com

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